EXHIBIT 10.41

VALENCE TECHNOLOGY, INC.

[FORM OF] ADDENDUM
TO
RESTRICTED STOCK ISSUANCE AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Restricted Stock Issuance Agreement (the “Issuance Agreement”) by and between Valence Technology, Inc., a Delaware corporation (the “Company”), and _________________ (“Participant”) evidencing the Shares of Restricted Stock issued on this date to Participant under the Company’s 2009 Equity Incentive Plan (the “Plan”), and such provisions shall be effective immediately.  All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Issuance Agreement or the Plan.

INVOLUNTARY TERMINATION FOLLOWING

A CHANGE IN CONTROL

To the extent the Company’s rights under the Issuance Agreement are assumed by the successor corporation (or the parent thereof) in connection with a Change in Control or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, no accelerated vesting of the Shares of Restricted Stock shall occur upon that Change in Control transaction, and the rights of the Company pursuant to the Issuance Agreement shall continue to remain in full force and effect in accordance with the terms of the Issuance Agreement.  Participant shall accordingly continue, over his or her period of Service following the Change in Control, to vest in the Shares of Restricted Stock in one or more installments in accordance with the provisions of the Issuance Agreement.  However, upon an Involuntary Termination of Participant’s Service [within eighteen (18) months] following such Change in Control, all the Unvested Shares shall immediately vest in full at that time.  “Involuntary Termination” shall mean the termination of the service of any individual which occurs by reason of:

(a) such individual’s involuntary dismissal or discharge by the Company for reasons other than Misconduct; or

(b) such individual’s voluntary resignation following (i) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, [provided, however, that any reduction in duties and responsibilities or reduction in the level of management to which he or she reports resulting solely from the Company being acquired by and made a part of a larger entity (as, for example, when a chief financial officer becomes an employee of the acquiring corporation following a Change of Control but is not the chief financial officer of the acquiring corporation) shall not constitute an Involuntary Termination]; (ii) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%); or (iii) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

[Signature Page Follows]

EXHIBIT 10.41

IN WITNESS WHEREOF, Valence Technology, Inc. has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.

VALENCE TECHNOLOGY, INC.
By:
Title:
Effective Date: _________________, ______

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